                                                                     EXHIBIT 8

                    Akin, Gump, Strauss, Hauer & Feld, l.l.p.
                                ATTORNEYS AT LAW
                   a registered limited liability partnership
                       including professional corporations
                               1700 PACIFIC AVENUE
                                   SUITE 4100
                            DALLAS, TEXAS 75201-4675
                                 (214) 969-2800
                               FAX (214) 969-4343
                                www.akingump.com

                  WRITER'S DIRECT DIAL NUMBER (214) 969 - 2800


                                October 28, 1998



Gulfport Energy Corporation
6307 Waterford Blvd., Suite 100
Oklahoma City, OK  73118

        Re: Gulfport Energy Corporation - Registration Statement on Form S-1
            (File No. 333-62603)

Ladies and Gentlemen:

         We have acted as counsel to Gulfport Energy Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-1 initially filed by the Company with the Securities and Exchange Commission (the "Commission") on August 31, 1998 under the Securities Act of 1933, as amended (the "1933 Act"), and Pre-effective Amendment No. 1 thereto filed by the Company with the Commission on October 16, 1998 (as so amended, the "Registration Statement"). The Registration Statement relates to the registration under the 1933 Act of the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company specified therein (the "Common Stock"). The Shares are issuable upon the exercise of non-transferable rights (the "Rights") that will be distributed to the record holders of Common Stock as of the close of business on October 16, 1998 (the "Rights Offering").

         Our opinion is premised upon the accuracy of all factual statements made in the Registration Statement and the underlying documents cited therein, and upon the completion of the transaction in the manner contemplated in the Registration Statement. In addition, our opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations (including proposed regulations) promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), and judicial decisions, all as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect. Any change in the facts or law upon which we rely could change our conclusion and render our opinion inapplicable.

         As such counsel, we have examined the Registration Statement and have made such other factual and legal investigations as we considered necessary or appropriate for the purposes of this opinion. In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of rendering the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

         Based upon such examinations and investigations, and subject to the qualifications set forth in the "Material Federal Income Tax Considerations" section of the prospectus (the "Prospectus") forming a part of the Registration Statement, our opinion with respect to the material U.S. federal income tax considerations of the Rights Offering to a U.S. holder of Rights under currently applicable federal tax law is set forth in the Prospectus under the heading "Material Federal Income Tax Considerations."

         This opinion is based on the relevant law in effect (or, in the case of proposed regulations, proposed) and the relevant facts that exist as of the date hereof. We have no obligation to advise the Company or any other person of changes of law or fact that occur after the date hereof. This opinion represents our best legal judgment but has no binding effect on the IRS. Accordingly, there can be no assurance that the IRS will not successfully challenge our opinion.

         We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the reference to this firm under the caption "Material Federal Income Tax Considerations" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission. We do not consent to any reference to this opinion letter in any other document.

                                   Very truly yours,


                                   /S/AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.